EXHIBIT 3.10
State of Mississippi Secretary of State’s Office Eric Clark Secretary of State Jackson, Mississippi CERTIFICATE I, ERIC CLARK, Secretary of State of the State of Mississippi, and as such the legal custodian of the records as required by The Mississippi Limited Liability Company Act to be filed in my office do hereby certify that: COLUMBIA PROPERTIES VICKSBURG, LLC Formed January 23,2003 A Mississippi Limited Liability Company has filed the necessary documents in this office and has obtained a certificate of formation under the provisions of The Mississippi Limited Liability Company Act as shown by the records in this office. That the registered office of said Limited Liability Company is located at: 631 LAKELAND EAST DRIVE FLOWOOD MS 39232 and that the registered agent at that address is: C T CORPORATION SYSTEM I further certify that said Limited Liability Company has paid the fees for filing the above papers required by law as shown by the records of this office and that said Limited Liability Company is in good standing to do business in Mississippi at this time.
Given under my hand and seal of office January 27,2003 /s/ ERIC CLARK, — ERIC CLARK, Secretary of State

F0100 - Page 1 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE

P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Certificate of Formation

01/23

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1. Name of the Limited Liability Company

Columbia Properties Vicksburg, LLC

2. The future effective date is (Complete if applicable)

3. Federal Tax ID

Applied for

FILED 01/23/2003 ERIC CLARK Secretary of State State of Mississippi

4. Name and Street Address of the Registered Agent and Registered Office is

Name	CT Corporation System
Physical Address	631 Lakeland East Drive
P.O. Box	
City, State, ZIP5, ZIP4	Flowood MS 39208 -

5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve

6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark appropriate box)

[X] Yes [ ] No

7. Other matters the managers or members elect to include

This page conforms with the duplicate original filed with the Secretary of State. Eric Clark Secretary of State

Rev. 01/96

F0100 - Page 2 of 2

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333

Certificate of Formation

By: Signature (Please keep writing within blocks)

Printed Name	Theodore R. Mitchel	Title	Secretary

Street and Mailing Address

Physical Address	207 Grandview Drive		
P.O. Box			
City, State, ZIP5, ZIP4	Ft. Mitchell	KY	41017 -

By: Signature (Please keep writing within blocks)

Printed Name		Title	

Street and Mailing Address

Physical Address			
P.O. Box			
City, State, ZIP5, ZIP4			-

This page conforms with the duplicate original filed with the Secretary of State.
Eric Clark
Secretary of State

Rev. 01/96